EXHIBIT 10.3


                                LICENSE AGREEMENT
                                -----------------

         THIS AGREEMENT ("Agreement") is made effective the ____ day of July, 2002, between LIFE INTERNATIONAL PRODUCTS, INC, a California corporation, with its principal office located at 7401 Bay Colony Drive, Naples, Florida 33942, together with its affiliated business entity, LIFE 02 BEVERAGES, INC., a Indiana limited liability company, with its principal office located at 7401 Bay Colony Drive, Naples, Florida 33942, hereinafter collectively referred to as "'LICENSOR", and HYDRON TECHNOLOGIES, INC., a New York corporation, whose shares are publicly traded, with principal offices located at 2201 W. Sample Road, Building 9, Suite 7B, Pompano Beach, Florida 33073, hereinafter referred to as "LICENSEE".

                              W I T N E S S E T H:

         WHEREAS, LICENSOR owns all of the undivided interests in certain intellectual property rights and interests in Patent Rights and Know-How and as defined below; which as LICENSOR it has or will disclose to LICENSEE hereunder; and

         WHEREAS, LICENSOR desires to grant LICENSEE this non-exclusive license under the Patent Rights to develop, manufacture, use, test, distribute, market and sell Products and Services in the world and LICENSEE desires to receive such grant subject to the terms, considerations, and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants herein made and the mutual benefits to be derived from this Agreement, LICENSOR and LICENSEE represent, warrant, covenant, and agree as follows:

         1.       DEFINITIONS.

                  A. "Products" or "Services" shall mean any device, equipment, supplies or personalty ("Products") and/or any treatment, service or activity ("Services") made with LICENSOR's patented equipment for use or application in the Field.

                  B. "Process" shall mean the mechanical process of enriching fluids with oxygen (super oxygenation), with equipment patented by LICENSOR, wherein the liquid is saturated with a high concentration of dissolved oxygen. For purposes of this Agreement, "Process" shall refer only to the use of the Process in the Field made with LICENSOR's patented equipment.

                  C. "Patent Rights" shall mean any and all U.S. patent applications and Letters Patent issued upon LICENSOR's U.S. patent applications, including without limitation all patent rights as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference and including without limitation any patent and/or applications issued in whole or in part based upon any such patents together with any continuations, continuations-in-part, divisions, and re-issues thereof or additions thereto; any and all foreign patent applications and patents issued upon LICENSOR's foreign patent applications ("Foreign Patent Rights") arising out of or connected with such U.S. patents and/or applications, including those which may be more particularly described on Exhibit "A" attached hereto.

                  D. "Know-How" shall mean LICENSOR's unpatented, secret proprietary data, documents, information and trade secrets relating to the manufacture of Products or delivery of Services using the Process, now or hereafter acquired, owned or controlled by LICENSOR during the term hereof including test results, clinical data, research, processing, quality control and assembly information, technical reports and technology which may be reasonably desirable for the manufacture and assembly and/or sale of Products or delivery of Services using the Process.

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                  E.       "Improvements" shall mean any and all modifications,
derivatives, or related derivatives or any refinements in using the Process for Products or Services, whether patented or unpatented, which may be developed or acquired by LICENSOR or LICENSEE during the term hereof.

                  F. "Field" shall mean cosmetics, pharmaceuticals and medical oxygenation products, but specifically excluding only oxygen enriched or fortified products which are consumed orally for digestion in the stomach and not sold, marketed or used as cosmetics, pharmaceuticals or medical oxygenation products (Human Consumables), which is subject to a prior license of LICENSOR.

                  G. "System" shall mean LICENSOR's Products, Services, Patent Rights, Know-How, Process and Improvements made with LICENSOR's patented equipment for use in the Field.

                  H. "Unit" shall mean an individual piece of LICENSOR's patented equipment which makes use of the Process in order to produce oxygenated fluids.

         2.       GRANT OF LICENSE.

                  A. Use of License. Subject to all the terms and conditions hereof including, specifically, performance by LICENSEE of its obligations hereunder, LICENSOR, as owner and holder of the Patent Rights for the Process agrees to, and hereby does, grant LICENSEE, who accepts same, an unconditional, unqualified, worldwide non-exclusive license, to develop or have developed, to manufacture or have manufactured, to use or have used, to test or have tested, to distribute or have distributed, to market or have marketed, and to sell or have sold, Products and Services applying the Process in the Field. This grant creates in LICENSEE certain rights as a LICENSEE only, and nothing herein contained shall be deemed to constitute a conveyance to LICENSEE of legal title which shall remain exclusively in the name of LICENSOR. This grant creates in LICENSEE the right to use or employ LICENSOR's Know-How and LICENSOR's Process in connection with the manufacture of Products or delivery of Services during the term of this Agreement; provided, however, no legal title to such Know-How or such Process is being sold or otherwise conveyed hereunder.

                  B. Term. Subject to all of the provisions hereof, including specifically earlier termination, the term of the license granted herein shall continue for a period of five (5) years (the "Initial Term") commencing on the date of this Agreement. At LICENSEE's election, LICENSEE may extend the term of this Agreement for an additional term of five (5) years (the "First Renewal Term") by giving notice to the LICENSOR not later than ninety
(90) days prior to the expiration of the Initial Term, provided that this Agreement has not been previously terminated and further provided that LICENSEE, on the commencement of such First Renewal Term, is not in breach of any material terms of this Agreement. LICENSEE shall have the right to further extend the term of this Agreement for successive five (5) year terms (each a "Succeeding Renewal Term"), commencing on the expiration of the First Renewal Term by giving notice to the LICENSOR not later than ninety (90) days prior to the expiration of the First Renewal Term or any Succeeding Renewal Term, provided that this Agreement has not been previously terminated and further provided that LICENSEE, on the commencement of each Succeeding Renewal Term, is not in breach of any material terms of this Agreement.

                  C. Sublicensing. LICENSEE shall have the right to sublicense any of the rights hereby licensed to the LICENSEE upon full compliance with Paragraph 14 and all other terms and conditions herein. Specifically, unless otherwise provided herein, all sublicenses by LICENSEE shall prohibit any further sublicensing by such sublicense without the prior written consent of LICENSOR.

                  D. Regulatory Requirements. LICENSEE shall take any and all necessary steps with full and due diligence to maintain and/or obtain from all regulatory or public health authorities within the United States, any state thereof, and/or any foreign or domestic governmental authority otherwise having jurisdiction over the use of the Process either as a result of the provision of Services, or the manufacture, use, testing, distribution, marketing and/or sale of the Products, such approvals, licenses, permits, consents, etc. as may be required by such authorities for the manufacture, use, testing, distribution, and marketing within their jurisdiction, all at LICENSEE's sole cost and expense.

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                  E.       No Action. LICENSEE shall not undertake anything
which will prejudice the Products, the Services or the Process or any interest of the LICENSOR as owner therein; provided, however, nothing in this Agreement shall be construed as interfering with LICENSOR's or LICENSEE's use of its own or licensed patents, trademarks and other intellectual property in its respective business matters, specifically including LICENSEE's right to pursue issuance of patents for compositions or methods for administering high levels of oxygen to skin or tissue, the right, title and interest in which is acknowledged by LICENSOR, its officers and directors, to belong solely to LICENSEE, and regarding which LICENSOR's President has executed Exhibit B hereto.

          3. REPRESENTATIONS OF LICENSOR. All representations and warranties of LICENSOR are specifically and expressly limited to the following:

                  A. LICENSOR has the right to grant this non-exclusive license in the Field.

                  B. Other than as set forth on Exhibit "B" attached hereto, LICENSOR has at no time filed, or caused to be filed, patent applications, or obtained in the name of any LICENSOR or caused to be obtained in the name of others, any United States Letter Patent or any Foreign Patent Right based in whole or in part arising out of or connected with the Products or Services.

                  C. LICENSOR expressly represents that its prior license to a single entity for the purpose of producing, marketing and/or selling Human Consumables in no way conflicts with or shall limit the license granted hereunder.

                  D. LICENSOR is in good standing as a corporation under the laws of the State of California, with full power and authority to execute this Agreement and to perform all of the transactions described or contemplated in this Agreement.

                  E. LICENSOR expressly acknowledges and agrees that it has relied on only those representations of LICENSEE contained herein, and that in selecting LICENSEE as a LICENSEE, it has relied solely on its own investigation of LICENSEE and that of its officers and directors, by attorneys, accountants and/or other professionals of LICENSOR's own choosing.

                  F. LICENSOR acknowledges and agrees it is under no time constraints and has availed itself of any and all due diligence in the absence of any time or business pressures to enter into this Agreement.

                  G. LICENSOR makes no representation or covenant, oral or written, relating to the Patent Rights, Process, Products or Services other than as specifically set forth herein, and LICENSOR expressly makes no representation or covenant whatsoever, oral or written, as to the commercial viability or profitability of the Patent Rights, Process, Products, Services or the System or the effectiveness thereof.

         4. REPRESENTATIONS OF LICENSEE. LICENSEE expressly represents and warrants to LICENSOR as follows:

                  A. LICENSEE expressly acknowledges and agrees that with regard to the use of the Process for the Products and Services, LICENSEE has relied on no representations, oral or written, of LICENSOR, other than as set forth in Paragraphs 3C and 3E hereof, and expressly acknowledges and agrees that in making this agreement LICENSEE has relied solely on its own investigation and that of its officers, directors, and professional advisors to determine the chance for financial success of its agreement with LICENSOR after full disclosure by LICENSOR to LICENSEE of its System.

                  B. LICENSEE is in good standing under the laws of the state of New York, with full power and authority to execute this Agreement and to perform all of the transactions described in this Agreement.

         5. RENEWAL AND MAINTENANCE COSTS. LICENSOR shall apply for, seek prompt issuance of, and maintain during the term of this Agreement the Licensed Patents. The filing, prosecution, and maintenance of all Licensed Patents shall be the primary responsibility of LICENSOR. LICENSOR shall file patent

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applications corresponding to Licensed Patents in such foreign countries, as
LICENSOR in its discretion shall decide after consultation with LICENSEE. Should LICENSOR expressly decline to have patent applications filed in any country, LICENSEE at its discretion and expense may file, prosecute and maintain corresponding patent applications in such country, which patent application or patent resulting therefrom shall not be a Patent Right within the scope of this Agreement and LICENSEE shall be free to practice the patent in such country without any obligation to pay Royalties hereunder.

         6.       ROYALTY; MINIMUM GUARANTEE.

                  A.       Percentage Payments Treated as Royalties

                  (i) LICENSEE. LICENSEE shall pay LICENSOR a royalty (the "Royalty") of five percent (5%) of annual "Net Sales Revenue" received by LICENSEE from all worldwide Products and Services produced using LICENSOR's patented equipment. "Net Sales Revenue" shall be gross sales revenues exclusive of returns, discounts, freight and any sales or other similar taxes that may be included in the price. It is expressly agreed that "gross sales revenues" shall include all amounts received for any Products or Services, provided, however, Sub-licensee's royalties, Sublicensor "up-front fees" or Sublicensor fees from the sale or lease of Units shall not be included under this Paragraph 6(A)(i). In the event that LICENSEE sells to a related party of LICENSEE, the Net Sales Revenue shall be calculated in an amount taking into account the fair market value of the Products or Services sold to such related party.

                  (ii) Sublicensee Royalties. LICENSOR shall also be entitled to receive twenty-five percent (25%) of any and all royalties received by LICENSEE from any sublicensee of LICENSEE hereunder; provided, however, Sublicensor "up-front fees" or Sublicensor fee from the sale or lease of "Units" shall not be included in this Paragraph 6(A)(ii). In the event that sublicensee is a related party of LICENSEE, the amounts to be paid to LICENSEE pursuant to such sublicense shall be calculated in an amount taking into account the fair market value of the Products or Services sublicensed to a related party.

                  (iii) Sublicensor Up-front Fees. The parties agree that all lump sum fees (whether or not actually payable on a periodic basis) LICENSEE receives from any third party other than for the use of Products or Services using the Process at the inception of a contract ("Up-front Fees") shall not be treated as fees subject to the royalty provisions of Paragraph 6.A(i) or treated as Sublicensee fees of Paragraph 6.A(ii). The parties acknowledge that royalties are only based on a sublicensee's revenue stream under said sublicense. Up-front Fees shall be based on the gross amount paid to LICENSEE after any direct charges or expenses attributable thereto, if any; the Up-front Fees shall be distributed 75% to LICENSEE and 25% to LICENSOR in accordance with this Paragraph 6.

                  (iv) Commission on Sale or Lease of Units. LICENSOR shall be entitled to receive a portion of the net amount (gross amount less direct expenses incurred to produce, assemble, or install the Unit) paid to LICENSEE as a result of the sale or lease of any Unit. The Unit fees shall be based on such amount paid to LICENSEE after such charges or expenses; the Unit fees shall be distributed 75% to LICENSEE and 25% to LICENSOR in accordance with this Paragraph 6.

                  B. Stock Consideration. In consideration of LICENSOR's grant of the license to LICENSEE, LICENSEE agrees to cause to be issued common stock of Hydron. LICENSEE agrees that such stock shall constitute the unconditional right of ownership in Hydron represented by such certificates. Hydron shall issue 325,000 common shares of stock in Hydron to LICENSOR within thirty (30) days from the execution of this Agreement by all parties hereto. Additional terms regarding the Stock Consideration are contained in Exhibit "C" attached hereto and made a part hereof. Such Stock Consideration shall be in addition to, and not in limitation of, all other amounts due from LICENSEE hereunder, and shall not be applicable against any other amounts due under this Agreement.

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                  C.       Minimum Payment. As a condition of maintaining the
license granted hereunder, LICENSEE shall be required to pay to LICENSOR an annual Guaranteed Minimum Payment in accordance with this section. In the event that the total of payments due LICENSOR under Paragraph 6(A) hereof in any calendar year commencing in the year that commercial sales are first made, through the term of this Agreement, is less than $65,000, LICENSEE shall pay to LICENSOR on or before thirty (30) days following the end of each such calendar year the difference between the total of all payments under Paragraph 6(A) for such calendar year and the Guaranteed Minimum Payment of $65,000. The first and last year in which the Guaranteed Minimum Payment is due shall be calculated on a pro rata basis considering the number of months in each such calendar year in which commercial sales actually occurred.

                  D. Accounting. LICENSEE shall keep full complete and accurate records showing the production and sales of all Products and Services in sufficient detail to enable the Royalty payable hereunder to be determined. LICENSEE agrees to permit LICENSOR's duly authorized representatives, i.e. certified public accountants designated by LICENSOR to inspect such records at all reasonable times upon twenty (20) days advance written notice to LICENSEE. The cost of such examination by LICENSOR's representative shall be borne by LICENSOR, unless such examination shall determine that LICENSOR has been underpaid by two percent (2%) or more; in such event the cost of examination shall be at the expense of LICENSEE. If any such examination shall disclose that LICENSEE or any sublicensee has understated Net Sales Revenue or has underpaid Royalties for any reporting period, LICENSEE shall, within ten (10) working days of receipt of written demand therefore, pay to LICENSOR the amount, if any, by which Royalties owing exceed Royalties paid, with interest at two percent (2%) over the prime rate, as described in Paragraph 6(F). In all sublicensee agreements, LICENSEE shall as a condition of this License procure for the LICENSOR a similar right to have the books of all sublicensees examined for the purpose of verifying Royalty statements and shall impose the same obligations relative to the payment for such examination and the payment of any additional Royalty owing to Licensor.

                  E. Reports. After the expiration of each calendar quarter (or less frequently if agreed to by LICENSOR), LICENSEE shall furnish to LICENSOR a written statement specifying Products or Services sold by LICENSEE and any Sublicense and the Net Sales Revenue. The statement shall be certified by the Chief Financial Officer of LICENSEE to be true and correct to the best of such Chief Financial Officer's information and belief. Such certified statement is due no later than sixty (60) days after the end of each calendar quarter along with payment of Royalties.

                  F. Payment. LICENSEE may elect to have payments made by check, wire transfer or bank transfer. Past due payments hereunder shall bear interest at the rate of prime plus two percent (2%) per annum, with the amount calculated from such time as said amounts were initially due hereunder until they are actually paid. In no event shall the interest rate charged exceed the maximum interest rate permissible under Florida law. Prime rate shall be determined by the rate reported in the Wall Street Journal as of the due date of payment or in its absence, a similar financial publication. If LICENSEE pays to LICENSOR any monies which are either disputed or ultimately determined not to be owed to LICENSOR, such funds shall likewise bear interest at the rate stated and continue to bear interest until actually received by LICENSEE.

         7. IMPROVEMENT AND DEVELOPMENT. Any improvement or innovation in the Products or Services in the Field made by either party and capable of being patented may be patented by the party discovering such improvement or innovation, at the expense of such party, and the patent applications filed and the patents issued thereof shall remain the sole and exclusive property of the party so patenting, and may be used by the other party hereto pursuant to the terms of this Agreement. If LICENSOR causes the improvement or innovation to be patented, LICENSOR agrees to grant to LICENSEE a royalty-free, fully paid up, worldwide, non-exclusive license to use the improvements or innovations in the Field for the term hereof. If LICENSEE causes the improvements or innovations to be patented, LICENSEE agrees to grant to LICENSOR a royalty-free, fully paid up, worldwide, non-exclusive, perpetual license to use the improvements or innovations in all areas and applications outside the Field for the term hereof.

                  Any improvement or innovation in the Process made by either party and capable of being patented shall be patented by the party discovering such improvement or innovation in the name of the LICENSOR, at the expense of such party, and the patent applications filed and the patents issued thereof shall remain the sole and exclusive property of the LICENSOR. LICENSOR agrees to

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grant to LICENSEE a non-exclusive, fully paid up, worldwide license to use the improvements or innovations in the Field for the term hereof.

         8. NON-DISCLOSURE OF KNOW-HOW. LICENSOR and LICENSEE, during the term of this Agreement, will exercise their best efforts to keep secret and confidential and not disclose to third parties, except other licensees of LICENSOR, the LICENSOR's Know-How, whether during the term of this Agreement or after its termination

                  The requirement of non-disclosure of any Know-How shall cease as to specific designated Know-How if one of the following is applicable: (i) the information comes to LICENSEE's knowledge through an unrelated third party on a non-confidential basis; (ii) such information comes into the public domain by publication or otherwise without the connivance or fault on the part of the LICENSEE, its officers, directors, employees, agents, contractors, sublicensees or affiliates; (iii) such information is later agreed by LICENSOR in writing to be disclosed; (iv) disclosure to any authorities with respect to any petition, registration, or application needed to obtain approval pursuant to state or federal securities laws, rules or regulations, or other applicable laws, or as described herein, including without limitation, Paragraphs 2(C) or 5 hereof; or, disclosure to LICENSEE's shareholders, underwriters of or placement agents with respect to the offer and sale of securities, or other third parties making a legitimate business request for disclosure; (v) disclosure to responsible employees of the parties or to their directors, officers, independent contractors, service providers, or technical or legal consultants as may be necessary for LICENSOR'S or LICENSEE's requirements; provided, however, the parties disclose this non-disclosure agreement and obtain understandings from such employees, directors, officers, contractors, service providers, or persons to maintain the secrecy of the designated Know-How and agrees to use its reasonable efforts to enforce such understandings; or (vi) Know-How independently developed by LICENSEE without reference to LICENSOR's Know-How .

         9. TRADEMARK AND SERVICE MARK DESIGNATIONS OF MANUFACTURER. LICENSEE shall have the right to apply for any trademark or service mark of its own choosing which it desires to secure registrations therefore in LICENSEE's name. Legal title to any such trademark or service mark used by LICENSEE for the Products, Services, Process or System shall be and remain the sole and exclusive property of LICENSEE, and any goodwill attached to or associated with any such marks shall inure to the benefit of the LICENSEE

         10. TERM AND TERMINATION. This Agreement shall continue in full force and effect for the term of the license granted under Paragraph 2 hereof, unless terminated in accordance with the provisions of this Paragraph 10. Without cause, LICENSEE may terminate this Agreement for any reason on one hundred twenty (120) days prior written notice.

                  A. Breach. Either party hereto may terminate this Agreement upon the material and substantial breach of any of the terms hereof by the other party, on sixty (60) days' prior written notice; provided, however, that if during the said sixty (60) days, the party notified of its breach materially cures said breach, then the Agreement shall continue in full force and effect.

                  B. Bankruptcy. Should LICENSOR be dissolved or liquidated or become insolvent or if any proceeding is filed or commenced by or against LICENSOR under federal bankruptcy or state insolvency or debtor relief laws, or if LICENSOR shall voluntarily seek liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law, or if LICENSOR shall make a general assignment for the benefit of creditors, then LICENSEE shall without further notice be entitled to terminate this Agreement and upon such termination being communicated to LICENSOR in writing the same shall constitute a complete cancellation of this Agreement and neither party shall have any further obligation hereunder to the other.

                  C. Remedies of LICENSEE. In the event LICENSOR shall fail to perform any material covenant, agreement or obligation hereunder, LICENSEE shall be entitled to any or all of the following (i) entry of an order of competent jurisdiction specifically enforcing the terms and conditions of this Agreement and/or enjoining or mandating conduct of LICENSOR, its sublicensee, officers, directors, contractors, or agents, (ii) termination of the license and/or this agreement and/or (iii) LICENSEE shall be entitled to any other remedy at law or equity. Such rights shall be cumulative at the election of LICENSEE.

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                  D.       Bankruptcy. Should LICENSEE be dissolved or
liquidated or become insolvent or if any proceeding is filed or commenced by or against LICENSEE under federal bankruptcy or state insolvency or debtor relief laws, or if LICENSEE shall voluntarily seek liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law, or if LICENSEE shall make a general assignment for the benefit of creditors, then LICENSOR shall without further notice be entitled to terminate this Agreement and upon such termination being communicated to LICENSEE in writing the same shall constitute a complete cancellation of this Agreement and neither party shall have any further obligation hereunder to the other, excepting only any payments due LICENSOR by reason of Net Sales Revenue of LICENSEE or any Sublicensee in Paragraph 6 hereof.

                  E. Remedies of LICENSOR. In the event LICENSEE shall fail to perform any material covenant, agreement or obligation hereunder, including but not limited to prompt and timely payment of Royalties described herein, LICENSOR shall be entitled to any or all of the following (i) entry of an order of competent jurisdiction specifically enforcing the terms and conditions of this Agreement and/or enjoining conduct of LICENSEE, its sublicensees, officers, directors, contractors, or agents, (ii) termination of the license and/or this agreement, (iii) a judgment for any Royalty due plus interest at the highest legal rate allowed by law and/or (iv) LICENSOR shall be entitled to any other remedy at law or equity. Such rights shall be cumulative at the election of LICENSOR.

                  F. Termination. On any lawful termination of this Agreement whether by LICENSOR or LICENSEE, LICENSEE hereby agrees to immediately cease and desist all use or application of the Process or Patent Rights in the world and to deliver to LICENSOR any and all Know-How . LICENSEE shall have one
(1) year from date of termination to sell any Products or Services already manufactured or available for sale at time of termination, but all such sales are subject to payment of Royalties within thirty (30) days of the end of such one year term.

         11.      INFRINGEMENT.

                  A. Notice. In the event of a claim of infringement with respect to the Patent Rights, each party shall: (i) notify the other party in writing upon receipt of any claim made by any third-party, and (ii) notify the other party in writing upon receipt of proof or substantive information that a third-party is infringing in any manner upon the Patent Rights.

                  B. Infringement. In the event that during the term of this Agreement the LICENSOR has knowledge that any of the Patent Rights are being infringed, LICENSOR shall have the right, but not the obligation, to bring an action or proceeding with respect to such infringement at its own expense, and for its own benefit. Any damages recovered by LICENSOR shall be for the sole benefit of LICENSOR. In the event LICENSOR elects not to bring any action or proceeding, then LICENSEE shall have the right, but not the obligation, to bring an action or proceeding with respect to such infringement at its own expense, and for its own benefit. Any damages recovered by LICENSEE shall be for the sole benefit of LICENSEE. Should both parties hereto agree to actively participate in a joint prosecution of any infringement or defense of any claim of infringement affecting the Patent Rights and to share in the costs of such prosecution or defense, any recovery in such suit shall be shared by the parties as their interests may appear.

                  C. Cooperation. The parties agree to cooperate in good faith, and each agrees to use commercially reasonable efforts to assist the other in the defense or prosecution of any action, proceeding, or claim described in this section.


         12.      INDEMNIFICATION AND HOLD HARMLESS.

                  A. Damages. Damages, as used in this Paragraph 12, shall mean any claims, losses, cost, expense, liabilities (joint or several), penalty and other damage including (without limitation) all amounts paid in settlement, reasonable counsel fees and other costs and expenses (whether at the pre-trial, trial or appellate levels) reasonably incurred in investigating or in attempting to avoid damages or in opposing imposition thereof or in enforcing the indemnity set forth in this Paragraph.

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                  B.       LICENSOR Indemnification. The LICENSOR hereby agrees
to indemnify and hold the LICENSEE, its sublicensees and assigns, and their respective officers, directors, shareholders and agents harmless against and with respect to all Damages that arises in whole or in part as a result of any of the following provided that LICENSEE shall not be at fault in whole or in part: (i) the inaccuracy of any of LICENSOR's representations or warranties in this Agreement, the attachments hereto or any other agreement between LICENSOR and LICENSEE; (ii) material breach of any of the warranties made by or on behalf of the LICENSOR in this Agreement, the attachments hereto or any other agreement between LICENSOR and LICENSEE; or (iii) material breach or default in the performance by the LICENSOR of any of the covenants or obligations to be performed by it hereunder.

                  C. LICENSEE Indemnification. Where any action, proceeding, or claim is made against the LICENSOR by any third party as a result of activities of the LICENSEE not controlled by the LICENSOR under this Agreement and not arising from a breach of LICENSOR's representations and warranties in this Agreement or LICENSOR's failure to perform under Paragraph 12.B, or under any other agreement between LICENSOR and LICENSEE, and LICENSOR shall not be at fault in whole or in part, LICENSEE agrees to indemnify the LICENSOR, its officers, directors, shareholders and agents for any Damages paid or payable to such plaintiff.

                  D. Notice. The party seeking indemnification ("Indemnified Party") shall promptly notify the other party in writing of any claim for indemnification, specifying in detail the basis of such claim, the facts pertaining thereto and, if known, the amount, or an estimate of the amount, of the liability arising therefrom (the "Indemnification Notice"). The Indemnified Party shall provide to the other party as promptly as practicable thereafter all information and documentation necessary to support and verify the claim asserted and the other party shall be given reasonable access to all books and records in the possession or control of the Indemnified Party or any of its affiliates which the other party reasonably determines to be related to such claim.

                  E. Defense of Claim. Promptly after the receipt of an Indemnification Notice, the other party shall have the right, upon written notice (the "Defense Notice") to the Indemnified Party within 30 days after receipt by the other party of the Indemnification Notice (or sooner if such claim so requires), to conduct, at their own expense, the defense against the claim in their own name or, if necessary, in the name of the Indemnified Party. The Defense Notice shall specify the counsel the other party shall appoint to defend such claim (the "Defense Counsel") and the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld. The Indemnified Party shall have the right to employ separate counsel in any such claim and/or to participate in the defense thereof, but the fees and expenses of such counsel shall not be included as part of any Damages incurred by the Indemnified Party unless (i) the other party shall have failed to give the Defense Notice within the prescribed period, (ii) the Indemnified Party shall have received an opinion of counsel, reasonably acceptable to the other party, to the effect that the interests of the Indemnified Party and the other party with respect to the claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under applicable ethical rules, or (iii) the employment of such counsel at the expense of the Indemnified Party has been specifically authorized by the other party. The party conducting the defense of any claim for indemnification shall keep the other party apprised of all significant developments and shall not enter into any settlement, compromise or consent to judgment with respect to such claim unless the Indemnified Party consents, such consent not to be unreasonably withheld.

                  F. Third Party Royalties. If LICENSEE is required to pay any royalty to a third party by any order of a court of competent jurisdiction or as deemed necessary by LICENSEE, after due consultation with LICENSOR, to settle any claim by a third party for infringement by LICENSEE in the manufacture or sale of Products or Services, the amount of such royalty may be deducted from the payments owing to LICENSOR under Paragraph 6(A) hereof.

         13. PURCHASE OF UNITS. LICENSEE, at its sole expense, shall contract directly with third party vendors for Unit purchases, installation, maintenance, and technical assistance. LICENSOR shall permit LICENSEE to use the test Unit owned by LICENSOR, free of charge, during the Term of this Agreement. LICENSEE agrees to indemnify and hold LICENSOR, its officers, directors, shareholders and agents, harmless from any and all Damages (as that term is defined in Section 12A of this Agreement) that arise out of LICENSEE's use of the test Unit.

         14. SUCCESSION AND ASSIGNMENT. LICENSEE may assign this license and other rights under this Agreement. LICENSEE also may enter into written sublicense agreements licensing all or a portion of the rights licensed to LICENSEE hereunder; further provided, however, (a) all such sublicense agreements shall be in writing and a true and correct duplicate original delivered to LICENSOR; (b) in no event shall any sublicense agreement give the right to any such sublicensee to in turn sublicense or assign any right or benefit under the Patent Rights, Products, Services, Process or the System without the prior written consent of LICENSOR, which consent shall not be unreasonably withheld; (c) such sublicense agreement shall strictly impose upon such sublicensee all covenants, agreements, representations, duties and standards as imposed upon LICENSEE under the terms of this Agreement; (d) LICENSEE shall duly enforce each and every term of such sublicense agreement to ensure that no covenant or agreement of such sublicensee is in any way materially breached or otherwise materially non-performed; and (e) LICENSEE shall advise LICENSOR in writing of any breach or other failure of performance by such sublicensee. This Agreement shall inure to the benefit of and be binding upon each party signatory hereto, its successors and permitted assignees.

         15. EXECUTION OF ADDITIONAL DOCUMENTS. Each party signatory hereto agrees to execute such further papers or documents or agreements as may be necessary or desirable to effect the purposes of this Agreement and carry out its provisions.

         16.      MISCELLANEOUS.

                  A. Inquiries. LICENSOR shall forward to LICENSEE any inquiries relating to Products, Services, the Process, or the System regarding ultimate sale and distribution.

                  B. Law and Venue. This Agreement shall be interpreted in accordance with and be governed by the Federal laws of the United States of America and the laws of the state of Florida. In the event of any litigation, arbitration or other proceeding arising out of or connected with this Agreement, the parties agree that the only venue for such proceedings shall be the appropriate court of competent jurisdiction located in Florida.

                  C. Notice. Any notice hereunder by either party be =signed by such party and shall be given by sending such notice by registered or certified mail, Federal Express or other courier, addressed to each such party at the address indicated above or to such address as shall hereafter be furnished by such party by written notice and any notice not so given shall not be valid. Any notice given in accordance with the provisions of this paragraph shall be effective when mailed.

                  D. Interpretation, Waiver and Severability. This Agreement embodies all of the terms and conditions relating to the parties' license arrangement and all oral and parol representations or statements made by either party prior to execution are merged herein. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed all by the same signatories hereto; provided, however, any modification or variation imposed or required by the Food and Drug Administration or any other governmental regulatory agency shall be deemed to be included in this Agreement. No evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this section may not be waived except as herein set forth. All agreements and covenants contained herein are severable and in the event any of them shall be held to be invalid by a court of competent jurisdiction, this contract shall be interpreted as if such invalid agreements or covenants were not contained herein; provided, however, any modification or variation imposed or required by the Food and Drug Administration or other governmental regulatory agency shall be deemed to be included in this Agreement.

                  E. Captions. The captions appearing in this Agreement are inserted as a matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope, intent or any of its provisions.

                  F. Multiple Counterparts. This document may be executed in multiple counterparts, each of which shall be deemed an original document.

                  G. Entire Agreement. This Agreement constitutes the entire agreement between LICENSOR and LICENSEE and supersedes any and all other negotiations, understandings, agreements or discussions, oral or written, between the parties or their respective officers, shareholders, directors or agents with respect to the subject matter hereof. Further, the parties hereby release and forever discharge the other, and their respective officers, directors, shareholders and agents from any and all claims or potential claims regarding the actions or inactions of the other party or its officers, directors, shareholders or agents prior to the date of this Agreement, specifically including the release of Terrance McGrath who has been employed by both parties in various capacities in the past.

                  H. Independent Contractors. The relationship of LICENSOR and LICENSEE established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other,
(ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a franchise relationship, or joint or common undertaking, or
(iii) allow LICENSEE to create or assume any obligation on behalf of LICENSOR for any purpose whatsoever.

             [The balance of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties have caused this Agreement, through their duly authorized and appointed representations, to be executed effective the day and year first above written.

LICENSOR:                              LICENSEE:
LIFE INTERNATIONAL PRODUCTS, INC.      HYDRON TECHNOLOGIES, INC.
a California corporation               a New York corporation


By /s/: DUANE DUCHARME                 By /s/: TERRENCE S. MCGRATH
   -------------------                    ------------------------
   DUANE DUCHARME, as President and       TERRENCE McGRATH, as Chief Operating
   Authorized Representative              Officer


LIFE O2 BEVERAGES, INC.
an Indiana limited liability company


By /s/: DUANE DUCHARME
   -------------------
   DUANE DUCHARME, as President and
   Authorized Representative

                                   EXHIBIT "A"


                                  PATENT RIGHTS

The Patent Rights include the following enumerated Patents and Patent Applications which LICENSOR represents and warrants as a full and complete listing of all Patent Rights in which LICENSOR has an ownership interest and has the right to convey a non-exclusive license to LICENSEE hereby:

LIP0001I.         A.       U.S. Patent No. 5,006,352
                                    Title: PROCESS FOR THE PRODUCTION OF AN
                                           OXYGENATED RESTORATIVE DRINK
                                    Inventors: Maria Zelenak nee Zoltai et al.
                                    Filed: February 26, 1988
                                    Issued: April 9, 1991

                           Counterpart Cases:
                           -----------------

                           B.       Austrian (EPC) Patent No. E105676, issued
                           C.       Belgian (EPC) Patent No. 303658, issued
                           D.       British (EPC) Patent No. 303658, issued
                           E.       French (EPC) Patent No. 303658, issued
                           F        German (EPC) Patent No. P3889604.4, issued
                           G.       Italian (EPC) Patent No. 303658, issued
                           H.       Netherlands (EPC) Patent No. 303658, issued
                           I.       Swedish (EPC) Patent No. 303658, issued
                           J.       Swiss (EPC) Patent No. 303658, issued

LIP0002  II.      A.       Hungarian Patent No. 217,450
P1                                  Title: OXYGEN ENRICHED LIQUIDS, METHOD AND
                                           APPARATUS FOR MAKING, AND
                                           APPLICATIONS THEREOF
                                    Inventors: Maria Zoltai et al.
                                    Filed: April 27, 1994
                                    Issued: April 3, 2000

                           Counterpart Cases:
                           -----------------

LIP0002-35                 B.       International PCT Patent Application Serial
                                    No. PCT/US95/03889
                                    Filed: March 31, 1995
                                    Title: OXYGEN ENRICHED LIQUIDS, METHOD AND
                                           APPARATUS FOR MAKING, AND
                                           APPLICATIONS THEREOF
                                    Status: Completed. Published November 2,
                                            1995.
                                                 Publ. No. WO 95/29130

LIP0002-36                 C.       1.       U.S. Patent No. 5,814,222
                                             Title: OXYGEN ENRICHED LIQUIDS,
                                                    METHOD AND APPARATUS FOR
                                                    MAKING, AND APPLICATIONS
                                                    THEREOF
                                             Filed: May 1, 1995
                                             Issued: September 29, 1998

LIP0002-38                          2.       U.S. Patent No. 5,885,467
                                             Title: METHOD AND APPARATUS FOR
                                                    MAKING OXYGEN ENRICHED
                                                    LIQUIDS
                                             Continuation of U.S. Patent
                                             Application
                                             Serial No. 08/976,770
                                             Filed: November 24, 1997
                                             Issued: March 23, 1999

LIP0002-30                 D.       Canadian Application Serial No. 2,147,659
                                    Filed: March 31, 1995
                                    Status: Pending

LIP0002-32                E.        Indian Patent Application Serial No.
                                    635/DEL/95
                                    Filed: April 5, 1995
                                    Status: Pending

LIP0002-31                F.        Israeli Patent No. 113281
                                    Filed: April 6, 1995
                                    Issued: February 1, 1999

LIP0002-33                G.        South African Patent No. 95/02750
                                    Filed: April 4, 1995
                                    Issued: February 28, 1996

LIP0002-34                 H.       Taiwanese Patent No. 127964
                                    Filed: May 11, 1995
                                    Issued: June 26, 2001

LIP0003  III.     A.       International PCT Patent Application No.
P2/P2A                     PCT/US96/00037
                           Title:   OXYGENATING APPARATUS, METHOD FOR
                                             OXYGENATING WATER THEREWITH, AND
                                             APPLICATIONS THEREOF
                                    Inventors: Darrell L. Taylor, Frank Abramoff
                                    Filed: January 24, 1996
                                    Status: Completed. Published July 31, 1997.
                                             Publ. No. WO 97/27146

                           Counterpart Cases:
                           -----------------

LIP0003-20                 B.       1.       U.S. Patent No. 5,766,490
                                             Title:   OXYGENATING APPARATUS,
                                                      METHOD FOR OXYGENATING
                                                      WATER THEREWITH, AND
                                                      APPLICATIONS THEREOF
                                            Filed: January 25, 1996
                                            Issued: June 16, 1998

LIP0003-32                          2.       U.S. Patent No. 5,904,851
                                             Title:   OXYGENATING APPARATUS,
                                                      METHOD FOR OXYGENATING A
                                                      LIQUID THEREWITH, AND
                                                      APPLICATIONS THEREOF
                                             Divisional U.S. Patent Application
                                             Serial No. 09/008,736
                                             Filed: January 19, 1998
                                             Issued: May 18, 1999

LIP0003-26                 C.       1.       Australian (PCT) Patent No. 715815
                                             Filed: January 24, 1996
                                             Issued: May 25, 2000

LIP0003-35                          2.       Australian Divisional Patent
                                             Application
                                             Serial No. 6304699
                                             Filed: December 2, 1999
                                             Status: Pending

LIP0003-27                 D.       Chinese (PCT) Patent Application Serial No.
                                    96192783.6
                                    Filed: January 24, 1996
                                    Status: Pending

LIP0003-30                 E.       Ecuadorean (PCT) Patent Application Serial
                                    No. SP-97-2221
                                    Filed: August 12, 1997
                                    Status: ABANDONED

LIP0003-34                 F.       European (PCT) Patent Application Serial No.
                                    96902059.3
                                    Filed: January 24, 1996
                                    Status: Pending

LIP0003-22                 G.       Indian Patent Application Serial No.
                                    1170/DEL/96
                                    Filed: May 30, 1996
                                    Status: Pending

LIP0003-21                 H.       Japanese (PCT) Patent No. 3175091
                                    Filed: April 15, 1997
                                    Issued: April 6, 2001

LIP0003-24                 I.       Korean (PCT) Patent No. 267626
                                    Filed: September 3, 1997
                                    Issued: July 6, 2000

LIP0003-28                 J.       Malaysian (PCT) Patent Application Serial
                                    No. PI9703231
                                    Filed: July 16, 1997
                                    Status: Pending

LIP0003-25                 K.       New Zealand (PCT) Patent No. 301159
                                    Filed: August 6, 1997
                                    Status: August 9, 2001

LIP0003-33                 L.       Norwegian (PCT) Patent Application Serial
                                    No. P19983387
                                    Filed: July 22, 1998
                                    Status: Pending

LIP0003-23                 M.       1.       Taiwanese (R.O.C.) (PCT) Patent
                                             Application Serial No. 86110601
                                             Filed: July 25, 1997
                                             Status: Pending

LIP0003-36                          2.       Taiwanese (R.O.C.) Divisional (PCT)
                                             Patent Appl. Serial No. tbd
                                             Filed: Anticipated filing by
                                             February 8, 2002
                                             Status: Being prepared

LIP0050  IV.      A.       1.       U.S. Patent No. 6,120,008
P3                                  Title: OXYGENATING APPARATUS, METHOD FOR
                                           OXYGENATING A LIQUID THEREWITH, AND
                                           APPLICATIONS THEREOF
                                    Application Serial No. 09/067,689
                                    Inventors: Howard Littman, et al.
                                    Filed: April 28, 1998
                                    Issued: September 19, 2000.

LIP0050-01                          2.       Divisional U.S. Patent No.
                                             6,279,882
                                             Title: OXYGENATING APPARATUS,
                                                    METHOD FOR OXYGENATING A
                                                    LIQUID THEREWITH, AND
                                                    APPLICATIONS THEREOF
                                             Inventors: Howard Littman, et al.
                                             Filed: April 27, 2000
                                             Issued: August 28, 2001

                           Counterpart Cases:
                           -----------------

LIP0050-24                 B.       Chinese (PCT) Application Serial No.
                                    99800614.9
                                    Filed: April 20, 1999 (effective)
                                    Status: Pending

LIP0050-26                 C.       European (PCT) Application Serial No.
                                    99917650.6
                                    Designated States: France, Germany, Ireland,
                                    Italy, Spain, UK
                                    Filed: April 20, 2000
                                    Status: Pending

LIP0050-27                 D.       Hong Kong Application Serial No. 01101463.5
                                    Extension of Chinese (PCT) Application
                                    Serial No. 99800614.9
                                    Filed: February 28, 2001
                                    Status: Pending

LIP0050-20                 E.       Indian Patent Application Serial No.
                                    415/MAS/99
                                    Filed: April 13, 1999
                                    Status: Pending

LIP0050-23                 F.       International PCT Application Serial No.
                                    PCT/US99/08730
                                    Filed: April 20, 1999
                                    Status: Completed. Published November 4,
                                    1999.
                       Publ. No. WO 99/55450

LIP0050-25                 G.       Japanese (PCT) Application Serial No.
                                    2000-545637
                                    Filed: October 26, 2000
                                    Status: Pending

LIP0050-22                 H.       South African Patent No. 99/2685
                                    Filed: April 13, 1999
                                    Issued: December 29, 1999

LIP0050-21                I.        Taiwanese Patent Application Serial No.
                                    88106764
                                    Filed: April 27, 1999
                                    Status: Pending

LIP0054  V.       A.       U.S. Patent Application Serial No. 09/491,495
P4                                  Title:   OXYGENATING APPARATUS, METHOD FOR
                                             OXYGENATING A LIQUID THEREWITH, AND
                                             APPLICATIONS THEREOF
                                    Inventors: William S. Keirn
                                    Filed: January 25, 2000
                                    Status: Pending. First Office Action
                                    Received

                           Counterpart Cases:
                           -----------------

LIP0054-20                 B.       Japanese Patent Application Serial No.
                                    2000-146447
                                    Filed: May 18, 2000
                                    Status: Pending

LIP0054-21                 C.       Philippine Patent Application Serial No.
                                    1-2000-01099
                                    Filed: May 2, 2000
                                    Status: Pending

LIP0054-22                 D.       International PCT Patent Application Serial
                                    No. PCT/US00/40935
                                    Title:   OXYGENATING APPARATUS, METHOD FOR
                                             OXYGENATING A LIQUID THEREWITH, AND
                                             APPLICATIONS THEREOF
                                    Filed: September 19, 2000
                                    Status: Published August 2, 2001. Publ. No.
                                    WO 01/54803

                                   EXHIBIT "B"


                                   ASSIGNMENT


I, Duane DuCharme, a natural person, having an address at __________________________________________ (hereinafter the "Assignor"), hereby declare that I have not created, invented, designed or otherwise developed: compositions or methods for administering high levels of oxygen to skin or tissue, nor participated in such development, for which an application for a United States Patent was filed on February 1, 2001, Serial No. 60/265,819 (and its foreign counterparts, divisionals, continuations, continuations in part, reissues, renewals or extensions thereof), (hereinafter the "Invention").

However, should it ever be determined by a court of competent jurisdiction or otherwise established that I did so create, invent, design or otherwise develop such a composition or method, I hereby assign all such right, title and interest in and to such inventions.

Accordingly, for Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby sells, transfers and assigns to Hydron Technologies, Inc., a New York corporation, all right, title and interest in and to the Invention, in the United States and in all other countries of the world. Assignor hereby authorizes and requests the Commissioner of Patent and Trademarks to issue said United States Patent to said assignee, of the entire right, title, and interest in and to the same, for its sole use and behoof; and for the use and behoof of its legal assignees, to the full end of the term for which said patent may be granted, as fully and entirely as the same would have been held by Assignor had this assignment and sale not been made.

Assignor also assigns to Hydron Technologies, Inc. all existing causes of action for infringement of the rights assigned and all proceeds of those causes.

Assignor hereby waives any and all rights that he has or may come to have in or to such Invention in any country in the world, including, but not limited to, any right of attribution or to control changes in or to the Invention.


                                    /s/: DUANE DUCHARME
                                    -------------------
                                    Name:  Duane DuCharme
                                    Dated: July, 2002


                                 ACKNOWLEDGEMENT

State of _____________)
County of ____________)    ss:

On this __ day of July, 2002, before me personally appeared Duane DuCharme known to me to be the individual described in, and who executed the foregoing instrument, and who duly acknowledged to me that he executed the same as his free act and deed.

                  ______________________________________________
                  Notary Public in and for said County and State